Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, NY 10022 troutman.com

April 12, 2024

Key Mining Corp.

701 Brickell Avenue
Suite 1550
Miami, FL 33131

Re: Registration Statement on Form S-1 (File No. 333-275545)

Ladies and Gentlemen:

We have acted as counsel to Key Mining Corp., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 5,111,111 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 14, 2023 (Registration No. 333-275545) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Certificate of Incorporation (the “Certificate of Incorporation”) and the Bylaws (the “Bylaws”) of the Company, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of underwriting agreement, to be entered into by and between the Company and EF Hutton, division of Benchmark Investments, LLC, as the representative of the underwriters, if any, named therein, (v) a certificate executed by an officer of the Company, dated as of the date hereof, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware.

Key Mining Corp. April 12, 2024 Page 2

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) the execution and delivery of the Underwriting Agreement by the parties thereto, (ii) the effectiveness of the Registration Statement and the completion of the offering as contemplated by the Registration Statement, (iii) the issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) the receipt by the Company of the consideration for the Shares specified in the resolutions of the Company’s Board of Directors or a committee thereof, the Shares will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP